                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated December 28, 2000 relating to the consolidated financial statements and related financial statement schedules of Metropolitan Mortgage & Securities Co., Inc. as of September 30, 2000 and for each of the two years in the period ended September 30, 2000, which appears in Metropolitan Mortgage & Securities Co., Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement on Form S-2.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


San Francisco, California
July 16, 2002